CONSENT AND
                         AMENDMENT NO. 3
                             TO THE
                        CREDIT AGREEMENT


          CONSENT AND AMENDMENT NO. 3 (this "Amendment"), dated as of July 19, 1993, to the Credit Agreement, dated as of July 1, 1991, by and among AMERICAN MAIZE-PRODUCTS COMPANY, a Maine corporation, the signatory LENDERS thereto and THE BANK OF NEW YORK, as agent (as amended by Amendment No. 1, dated as of July 1, 1992, and Amendment No. 2, dated as of March 3, 1993, the "Credit Agreement").

                             RECITALS

     I. Capitalized terms used herein which are defined in the Credit Agreement shall have the meanings therein defined.

     II.  The Company has requested an amendment to the Credit
Agreement to revise certain financial reporting covenants contained therein, and the Agent has agreed to such amendment on the terms and conditions, and subject to the limitations, contained herein.

     III. The Company has also requested the Agent to consent to its non compliance with paragraph 7 of Amendment No. 1 to the Credit Agreement in connection with the payment by the Company of certain attorneys' fees in connection with certain shareholder suits, and the Agent has consented to such noncompliance on the terms and conditions, and subject to the limitations, contained herein.

     Accordingly, in consideration of the covenants and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

          1. Paragraph 1.1 of the Credit Agreement is hereby amended by adding the following definition in its proper alphabetical order:

               "Results of Operations Report": the report of the Company and the Subsidiaries, taken separately, prepared for distribution to the board of directors of the Company, substantially in the form of the report attached hereto as Exhibit Q, as such report may be modified from time to time, such modifications to be satisfactory to the Agent and the Lenders.

     2. Paragraph 7.1(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

     (b) As soon as available, but in any event not later than 60 days after the end of each of the first three quarterly accounting periods in each fiscal year of the Company,
          (i) a copy of the Consolidated Balance Sheet as at the end of each such quarterly period, and the Consolidated Statements of Income, Cash Flows and Shareholders' Equity, for such period and for the elapsed portion of the fiscal year through such date, setting forth in each case in comparative form the figures for the corresponding periods of the preceding fiscal year, together with the Results of Operations Report for the elapsed portion of the fiscal year through such date, each of which in all cases shall be certified by the Chief Financial Officer of the Company
          (or such other officer acceptable to the Agent) (A) as presenting fairly the Consolidated or Consolidating, as the case may be, financial condition and results of operations of the Company and the Subsidiaries and (B) with respect to the Consolidated Balance Sheets and Statements of Income,
          Cash Flows and Shareholders' Equity, as having been prepared in accordance with GAAP, and (ii) a certificate of the Chief Financial Officer of the Company (or such other officer as shall be acceptable to the Agent) in detail reasonably satisfactory to the Agent (1) stating that there exists no violation of any of the terms or provisions of the Loan Documents, or the occurrence of any condition or event which would constitute a Default or Event of Default, and, if so, specifying in such certificate all such violations, conditions and events, and the nature and status thereof and (2) containing computations showing compliance with the provisions of paragraphs 7.11, 7.12, 7.13 and 7.16.

     3. Paragraph 9.1 of the Credit Agreement is hereby amended to add the following immediately before the period at the end of subparagraph (1) contained therein:


          ; or

          (m) the resolutions of the Board of Directors, dated
          April 24, 1992, as amended by the resolutions dated April 28, 1993 authorizing the payment by the Company to Helen and Eric Steinkraus of not more than $600,000 to reimburse the Steinkrauses for a portion of the legal expenses incurred by them in connection with certain shareholder litigation, as more particularly described in such resolutions and amended resolutions, shall have been modified, rescinded or amended in any way or shall not be in full force and effect, or the Company shall not abide by the terms of such resolutions and amended resolutions in any respect, or the Company shall make all or any part of such payment to the Steinkrauses prior to the execution and delivery of settlement documents incorporating the terms of settlement substantially as outlined in the letter, dated April 26, 1993, from David E. Brodsky, Esq. to Michael J. Chepiga, Esq. and Rodman Ward, Jr., Esq.

     4. Notwithstanding anything to the contrary contained in the Credit Agreement (including, without limitation, paragraph 8.10) or paragraph 7 of Amendment No. 1, dated as of July 1, 1992, to the Credit Agreement, the Agent, on behalf of the Lenders, hereby consents to the payment by the Company to Helen and Eric Steinkraus of not more than $600,000 to reimburse the Steinkrauses for a portion of their legal expenses incurred in connection with certain shareholder litigation, provided that (i) each of the letter, dated April 26, 1993, from David E. Brodsky, Esq. to Michael J. Chepiga, Esq. and Rodman Ward, Jr., Esq. outlining the terms of the settlement and that settlement papers incorporating such terms have been executed and delivered, and both the letter and the settlement papers shall not have been terminated or rescinded and continue in full force and effect and
(ii) immediately before and after giving effect to such payment, no Default or Event of Default shall exist.

     5.   The Credit Agreement is hereby amended to add Exhibit
Q, Form of Results of Operations Report, in substantially the form attached hereto.

     6. In all other respects, the Credit Agreement and the other Loan Documents shall remain in full force and effect.

     7. The effectiveness of this Amendment is subject to the fulfillment of the following conditions precedent:

     (a) The execution and delivery of this Amendment by the parties hereto;

     (b)  The receipt by the Agent of the consent of the Required
Lenders to the execution hereof;

     (c) The receipt by the Agent of duly adopted resolutions of the Board of Directors of the Company authorizing the payment to Helen and Eric Steinkraus of not more than $600,000 to reimburse the Steinkrauses for legal expenses incurred in connection with certain shareholder litigation, such resolutions to be satisfactory to the Agent in form and substance; and

     (d) All representations and warranties contained herein and in the Loan Documents shall be true and correct immediately before and after giving effect to this Amendment.

     8. The Company hereby (a) reaffirms and admits the validity and enforceability of all the Loan Documents and its obligations thereunder, (b) agrees and admits that it has no valid defenses to or offsets against any of its obligations to the Agent or the Lenders under the Loan Documents, (c) agrees to pay the reasonable fees and disbursements of Special Counsel incurred in connection with the preparation, negotiation and closing of this amendment, and (d) represents and warrants that, immediately before and after giving effect hereto, no Default or Event of Default exists.

     9. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party against which enforcement is sought.

     10. THIS AMENDMENT IS BEING DELIVERED IN AND IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCEABLE IN ACCORDANCE WITH, AND BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.




               AMERICAN MAIZE-PRODUCTS COMPANY,
               a Maine corporation


               By:    /s/Robert A. Britton

               Name:       Robert A. Britton

               Title:      Vice President and Treasurer



               THE BANK OF NEW YORK, as Agent

               By:

               Name:

               Title:

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     IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed as of the date first above written.


               AMERICAN MAIZE-PRODUCTS COMPANY,
               a Maine corporation

               By:

               Name:

               Title:



               THE BANK OF NEW YORK, as Agent

               By:    /s/Edward J. Moriarty

               Name:       Edward J. Moriarty

               Title:      Vice President


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